                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 27, 2004

                            SURFNET MEDIA GROUP, INC.
        (Exact name of small business issuer as specified in its charter)

         Delaware                 333-57818                 58-2604254

(State or other jurisdiction     Commission                (IRS Employer
     of incorporation)           File Number             Identification No.)

                        2245 W. University Drive, Suite 9
                            Tempe, Arizona 85281-7246
           (Address of principal executive offices, including zip code

                                 (480) 557-0695
                 (Issuer's telephone number including area code)

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ITEM 5. OTHER EVENTS.

        The Board of Directors has established an Audit Committee, Executive
Committee and a Compensation Committee. The Audit Committee will recommend to the Board of Directors the independent accountants to be selected to audit the
Company's annual financial statements and approve any special assignments given such accountants. The Audit Committee will also review the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, possible violations of the Company's business ethics and conflicts of interest policies, and any major accounting changes made or contemplated. The Executive Committee will consist of designated personnel to approve and execute operating standards for the Company's activities. The
Compensation Committee will determine compensation policies for key employees, consider and recommend employee incentive plans (including stock-based incentive plans), and evaluate the performance of the Company's senior officers. The Board of Directors may also establish a Business Advisory Board consisting of up to ten members, chosen by the Executive Committee, and consisting of leaders in related and emerging industries to serve the Executive Committee in an advisory capacity.

        Eric Schedeler has been appointed Executive Vice President of the Company.
Mr. Schedeler has 20 years of entrepreneurial experience in finance, technology, distribution, sales and senior management including founding technology companies involved in mass distribution of consumer products, software and
Internet related product offerings. Recent activities include Internet video services, co-development of electronic television guide, and patented remote control technology. His background also includes senior positions as Director,
President and Chief Operating Officer of Go-Video, Inc., a consumer electronics company that listed on the American Stock Exchange. He previously served on the
Board of Directors of the Arizona Economic Council and has participated at the
American Electronics Association Capitol Caucus in Washington D.C. for
international trade matters in the electronics industry. Mr. Schedeler has also been involved in the early stages of certain consumer electronics companies engaged in the development of optical storage devices, voice mail, application specific integrated circuits, satellite receivers, advanced computer keyboards and speech recognition systems. Mr Schedeler also has had an executive coaching practice.

        James Nova has been appointed Chief Operating Officer of the Company. Mr.
Nova, formerly president of MMAPS Inc., a management consulting firm, spent 20 years in significant management positions at major money center banks and
Fortune 500 companies, including vice president -- sales and marketing for
Greyhound Financial Corp. (subsequently Finova). His background also embraces a wide range of investment banking roles, including vice president -- investment banking for Bache & Co. (now Prudential Securities) and vice president -- lease syndications for Manufacturers Hanover Leasing Corp. (subsequently CIT). He serves on the boards of directors for the Arizona chapter of the Turnaround
Management Association and the Arizona region of the Anti-Defamation League. A graduate of Dartmouth College and the Amos Tuck School of Business at Dartmouth
College, where he received an MBA, Mr. Nova is a former member of the Dartmouth
College Alumni Board.

        On April 27, 2004, the Separation Agreement and Mutual Release between the
Company and James P. Haught, formalizing the terms of Mr. Haught's resignation as Chief Executive Officer and President, and as a director of the Company, became effective.

Exhibits

Exhibit Number                        Document

10.21                                 Separation Agreement and Mutual Release
                                      with James P. Haught executed on April 20, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SURFNET MEDIA GROUP, INC.
("Registrant")

By: /s/ Robert D. Arkin
    Robert D. Arkin
    Chairman

Date: April 29, 2004